We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Integrity Fund of Funds, Inc. (the "Company"), filed as part of this Post-Effective Amendment No. 18 to the Company's Registration Statement under the Securities Act of 1933 (File No. 33-85332) and Amendment No. 19 to the Company's Registration Statement under the Investment Company Act of 1940 (File No. 811-08824).

CHAPMAN AND CUTLER LLP

Chicago, Illinois

April 29, 2008